SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Soliciting Material Under Rule14a-12
☐	Confidential, For Use of the
Commission Only (as permitted
by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials

BIO-REFERENCE LABORATORIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

BIO-REFERENCE LABORATORIES, INC.
481 EDWARD H. ROSS DRIVE
ELMWOOD PARK, NEW JERSEY 07407
201-791-2600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 10, 2014

The annual meeting of the stockholders of Bio-Reference Laboratories, Inc. (the “Company”) will be held at the Sheraton Crossroads Hotel, Crossroads Corporate Center, One International Boulevard, Route 17 North, Mahwah, New Jersey 07495-0001, on Thursday, July 10, 2014 at 9:00 A.M. local time, for the purpose of considering and acting on the following matters:

1. The election of two Class II directors to the Company’s Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified.

2. An advisory vote on executive compensation as disclosed in these materials.

3. Such other business as may properly be brought before the meeting or any adjournment thereof.

Pursuant to the provisions of the by-laws, the Board of Directors has fixed the close of business on May 19, 2014 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting or any adjournment thereof.

Stockholders who do not expect to be present in person at the meeting are urged to date and sign the enclosed proxy and promptly mail it in the accompanying postage-paid envelope.

By Order of the Board of Directors

Marc D. Grodman
Chairman of the Board, President and Chief Executive Officer

Dated: May 28, 2014

you are respectfully requested by the Board to sign, date and return the enclosed proxy promptly, or follow the instructions contained in the Notice of Availability of Proxy Materials to vote on the Internet. If you grant a proxy, you may revoke it at any time prior to the Meeting or vote in person at the Meeting. If you received this proxy statement in the mail, a return envelope is enclosed for your convenience. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING BUT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on July 10, 2014: This proxy statement, along with our Annual Report to Stockholders for the year ended October 31, 2013, is available at: http://www.astproxyportal.com/ast/00755/.

BIO-REFERENCE LABORATORIES, INC.
481 EDWARD H. ROSS DRIVE
ELMWOOD PARK, NEW JERSEY 07407
201-791-2600

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on July 10, 2014

This proxy statement of Bio-Reference Laboratories, Inc., a New Jersey corporation (the “Company,” “we” or “us”) is first being mailed to stockholders on or about May 28, 2014 in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors” or the “Board”) to be used at the annual meeting of stockholders of the Company to be held on Thursday, July 10, 2014 at 9:00 A.M. (local time) at the Sheraton Crossroads Hotel, Crossroads Corporate Center, One International Boulevard, Route 17 North, Mahwah, New Jersey 07495-0001. Accompanying this proxy statement is a Notice of Annual Meeting of Stockholders, a form of proxy for the meeting and a copy of the Company’s 2013 Annual Report containing financial statements and related data.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials via the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials to the Company’s stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form or electronically by email on an ongoing basis by telephone, mail, or by logging on to http://www.astproxyportal.com/ast/00755/. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

Why did I receive these proxy materials?

Beginning on or shortly after May 28, 2014, this proxy statement is being mailed to stockholders who were stockholders as of the May 19, 2014, the record date, as part of the Board of Directors’ solicitation of proxies for Bio-Reference Laboratories, Inc.’s annual meeting and any postponements or adjournments thereof. This proxy statement and the Company’s 2013 Annual Report to Stockholders (which have been made available to stockholders eligible to vote at the annual meeting) contain information that the Board of Directors believes offers an informed view of the Company and meets the regulations of the SEC for proxy solicitations. Our management prepared this proxy statement for the Board of Directors.

What is the Notice of Internet Availability of Proxy Materials that I received in the mail instead of a full set of proxy materials?

We are pleased to be using the SEC rule that allows companies to furnish their proxy materials over the Internet, instead of mailing printed copies of those materials to all stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. These stockholders will instead receive a “Notice of Internet Availability of Proxy Materials” with instructions for accessing our proxy materials, including our proxy statement and 2013 Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials, or the “Notice,” also contains instructions on how stockholders can obtain a paper copy of our proxy materials if they so choose. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our meeting and conserve natural resources. You can also elect to receive our proxy materials electronically in the future and these materials will continue to be sent via email unless you change your election.

What is being considered at the meeting?

You will be voting on the following matters:

1.	The election of two directors to serve as Class II directors.

2.	To conduct an advisory vote on executive compensation.

We do not expect you to vote on any other matters at the meeting.

Who is entitled to vote at the annual meeting?

You are entitled to vote at the annual meeting if you owned stock as of the close of business on May 19, 2014. Each share of stock is entitled to one vote.

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How do I vote?

Voting by Proxy

For stockholders whose shares are registered in their own names, as an alternative to voting in person at the meeting, you may vote by proxy via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card; alternatively such stockholders who receive a paper proxy card may vote by mail by signing and returning the mailed proxy card in the prepaid and addressed envelope that is enclosed with the proxy materials. In each case, your shares will be voted at the meeting in the manner you direct.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you may also submit your voting instructions over the Internet or by telephone by following the instructions provided by your record holder in the Notice of Internet Availability of Proxy Materials. If you received printed copies of the proxy materials, you can submit voting instructions by telephone or mail by following the instructions provided by your record holder on the enclosed voting instructions card. Those who elect to vote by mail should complete and return the voting instructions card in the prepaid and addressed envelope provided.

Voting at the Meeting

If your shares are registered in your own name, you have the right to vote in person at the meeting by using the ballot provided at the meeting, or if you requested and received printed copies of the proxy materials by mail, you can complete, sign and date the proxy card enclosed with the proxy materials you received and submit it at the meeting. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the meeting, you must obtain a “legal proxy” from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the meeting. Even if you plan to attend the meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described above so that your vote will be counted if you later decide not to attend the meeting. Submitting your proxy or voting instructions in advance of the meeting will not affect your right to vote in person should you decide to attend the meeting.

Can I change my mind after I return my proxy?

Yes, you may change your mind at any time before the vote is taken at the meeting. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to the Company’s Secretary at our principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not, in and of itself, revoke

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a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the meeting if you obtain a legal proxy as described above.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors, FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as presented in this proxy statement and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any postponement or adjournment of the meeting.

What does it mean if I receive more than one notice or proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, LLC (“AST”) and its telephone number is (212) 936-5100.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this proxy statement and our 2013 Annual Report, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this proxy statement and our 2013 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this proxy statement or our 2013 Annual Report, stockholders may write or call our transfer agent at the following address and telephone number:

American Stock Transfer and Trust Company

Proxy Fulfillment Services

6201 15th Avenue, Brooklyn, NY 11219

888-776-9962

Stockholders who are the beneficial owner, but not the record holder, of shares of our common stock may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

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Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

Brokers are prohibited from exercising discretionary authority on non-routine matters. Proposals one and two are considered non-routine matters, and therefore brokers cannot exercise discretionary authority regarding these proposals for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In the case of broker non-votes, and in cases where you abstain from voting on a matter when present at the meeting and entitled to vote, those shares will still be counted for purposes of determining if a quorum is present.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting either if you attend the meeting and vote in person, or if you properly submit your proxy. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of May 19, 2014 must be present at the meeting. This is referred to as a quorum. On May 19, 2014, there were 27,717,143 shares of common stock outstanding and entitled to vote and therefore we need 13,858,572 shares to be present in person or by proxy to hold the meeting.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast. Shares not voted on the election of directors will have no effect on the vote for election of directors.

What vote is required to approve the advisory vote on executive compensation?

Approval of the advisory vote on executive compensation requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the meeting once a quorum is present. Because this vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

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THE MEETING

Date, Time, Place and Purpose of the Meeting

The meeting will be held at the Sheraton Crossroads Hotel, Crossroads Corporate Center, One International Boulevard, Route 17 North, Mahwah, New Jersey 07495-0001, on Thursday, July 10, 2014 at 9:00 A.M. local time, for the purpose of considering and acting on the following matters:

1.	The election of two Class II directors to the Company’s Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified.

2.	An advisory vote on executive compensation as disclosed in these materials.

3.	Such other business as may properly be brought before the meeting or any adjournment thereof.

Record Date, Voting and Quorum

Our Board fixed the close of business on May 19, 2014, as the record date (the “Record Date”) for the determination of holders of our outstanding shares entitled to notice of and to vote on all matters presented at the meeting. As of the record date, there were 27,717,143 shares of common stock issued and outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote.

The holders of shares of common stock entitled to cast a majority of all votes that could be cast by the holders of all of the outstanding shares of common stock present in person or represented by proxy at the Meeting, constitute a quorum.

Required Vote

The affirmative vote of a plurality of the votes cast at the Meeting by the holders of common stock entitled to vote in the election are required to elect directors.

Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the meeting once a quorum is present. Because this vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Voting

You can vote your shares at the meeting by proxy or in person.

You can vote by proxy by having one or more individuals who will be at the meeting vote your shares for you. These individuals are called “proxies” and using them to cast your

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ballot at the Meeting is called voting “by proxy.”

If you wish to vote by proxy, you will have designated Marc Grodman, M.D., our Chairman of our Board, President and Chief Executive Officer, and Howard Dubinet, our Executive Vice President, Chief Operating Officer and Director, to act as your proxies at the Meeting. One of them will then vote your shares at the meeting in accordance with the instructions you have given them on the proxy card, on the Internet or by telephone with respect to the proposals presented in this proxy statement. If you sign and return your proxy card but do not give voting instructions, your proxy will vote the shares represented thereby FOR the election of each of the director nominees listed below and FOR the say on pay proposal. Proxies will extend to, and be voted at, any adjournment or postponement of the meeting.

Alternatively, you can vote your shares in person by attending the Meeting. You will be given a ballot at the meeting.

While we know of no other matters to be acted upon at this year’s Meeting, it is possible that other matters may be presented at the meeting. If that happens and you have signed and not revoked a proxy card, your proxy will vote on such other matters in accordance with the best judgment of the proxy holders.

A special note for those who plan to attend the Meeting and vote in person: if your shares are held in the name of a broker, bank or other nominee, you must bring a statement from your brokerage account or a letter from the person or entity in whose name the shares are registered indicating that you are the beneficial owner of those shares as of the record date. In addition, you will not be able to vote at the Meeting unless you obtain a legal proxy from the record holder of your shares.

Stockholders who have questions or need assistance in completing or submitting their proxy cards should contact Tara MacKay, the Company’s Investor Relations Coordinator, at (201) 791-2600.

Holders of Record

There are four ways to vote if you are a stockholder of record of the Company’s common stock:

•	In person. If you are a stockholder of record, you may vote in person at the meeting. The Company will give you a ballot when you arrive.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the proxy card and Notice. Votes submitted electronically over the Internet must be received by 11:59 PM Eastern Time on July 9, 2014.
•	By telephone. You may vote by proxy via the Telephone by dialing (800) PROXIES ((800) 776-9437) in the United States of America or (718) 921-8500 from foreign countries. Votes submitted telephonically must be received by 11:59 PM Eastern Time on July 9, 2014.
•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by
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proxy by filling out the proxy card and sending it back in the envelope provided such that it is received by the Company before the meeting.

Beneficial Owners of Shares Held in Street Name

There are four ways to vote:

•	In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Meeting, you must obtain a legal proxy from the brokerage firm, bank, broker-dealer or other similar organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.
•	Via the Internet. You may vote by proxy via the Internet by visiting www.voteproxy.com and entering the control number found in the Notice. Votes submitted electronically over the Internet must be received by July 9, 2014.
•	By telephone. You may vote by proxy via the Telephone by following the instructions provided in the Notice.
•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided such that it is received before the meeting.

There are three ways to request a paper copy of proxy materials if you are a holder of record:

•	By telephone: You may obtain a paper copy of the proxy materials by calling (888) 776-9962 in the United States of America or (718) 921-8562 from foreign countries.
•	Via the Internet: You may obtain a paper copy of the proxy materials by logging on to http://www.amstock.com/proxyservices/requestmaterials.asp.
•	By Email: You may obtain a paper copy of the proxy materials by email at info@amstock.com.

To request a paper copy of the proxy materials if you are a beneficial owner of shares held in street name, follow the instructions provided in the Notice.

All proxies that are properly filled in, signed and returned to the Company prior to or at the meeting will be voted in accordance with the instructions thereon. You may revoke your proxy and change your vote at any time prior to the commencement of the meeting. You may vote again on a later date via the Internet (in which case only your latest Internet proxy submitted prior to the Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the meeting and voting in person if you are a stockholder of record. However, your attendance at the meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary a written notice of revocation prior to the meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change

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your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the meeting and vote at the meeting, you must bring to the meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

The expenses of preparing, assembling, printing and mailing the form of proxy and the material used in solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no additional compensation for such services) to solicit proxies personally and by telephone. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and will reimburse such persons for their services in doing so. The cost of such additional solicitation incurred otherwise than by use of the mails is estimated not to exceed $10,000.

At the record date, the Company had 27,717,143 shares of common stock issued and outstanding and entitled to vote, the holders of which are each entitled to one vote per share. The presence in person or by proxy of at least a majority of the outstanding common stock is necessary to constitute a quorum at the meeting. Election of directors requires the affirmative vote of a plurality of the votes cast on the proposal by the holders of common stock present in person or by proxy at the meeting. Abstentions and broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the broker or nominee does not have discretionary authority) will not be counted for purposes of determining a quorum for the transaction of business at the annual meeting.

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ACTION TO BE TAKEN AT THE MEETING

ELECTION OF DIRECTORS

(Proposal One)

The number of directors on the Company’s Board of Directors is currently fixed at seven. The Company’s certificate of incorporation divides the Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms. The Board is comprised of two Class I directors (Dr. Grodman and Mr. Dubinett), two Class II directors (Mr. Singer and Mr. Elias) and three Class III directors (Mr. Benincasa, Mr. Lederman and Dr. Roglieri), whose terms expire upon the election and qualification of their successors at successive annual meetings to be held in 2014 (the Class II directors), in 2015 (the Class III directors) and in 2016 (the Class I directors). At each annual meeting of stockholders, the directors comprising one of the classes are elected for a full term of three years.

Upon the recommendation of the Nominating Committee, the independent members of the Board have nominated Mr. Singer and Mr. Elias (current Class II directors) for re-election at this annual meeting of stockholders, each to serve for a three-year term and until his successor is elected and qualified. We have been advised by each of Mr. Singer and Mr. Elias that they are willing to be named as a nominee and they are willing to continue to serve as a director if elected. Unless you indicate otherwise, the shares represented by executed proxies will be voted in favor of the election as directors of Mr. Singer and Mr. Elias, unless either nominee is unavailable. Management has no reason to believe that any of such nominees for the office of director will not be available for election as a director or will decline to serve if elected. However, should any of them become unwilling or unable to accept election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person or persons as the Board of Directors may recommend.

The following table sets forth certain information as of the record date with respect to each of the directors and executive officers of the Company.

Directors and Executive Officers

Name	Age	Position
Marc D. Grodman, M.D.	62	Chairman of the Board, President and Chief Executive Officer

Howard Dubinett	62	Executive Vice President, Chief Operating Officer and Director

Sam Singer	70	Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Director

Joseph Benincasa(a)(c)(e)	64	Director

Harry Elias(a)(c)(e)	84	Director

Gary Lederman, Esq. (a)(b)(c)(e)	79	Director

John Roglieri, M.D. (a)(c)(d)(e)(f)	74	Director
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(a)	Member of the Audit Committee
(b)	Chairman of the Audit Committee
(c)	Member of the Compensation Committee
(d)	Chairman of the Compensation Committee
(e)	Member of the Nominating Committee
(f)	Chairman of Nominating Committee

The following is a brief account of the business experience of each director and executive officer of the Company, including each nominee for director of the Company.

Marc D. Grodman, M.D. founded the Company in December 1981 and has been our Chairman of the Board, President and Chief Executive Officer since our formation. Dr. Grodman is an Assistant Professor of Clinical Medicine at Columbia University’s College of Physicians and Surgeons and Assistant Attending Physician at Presbyterian Hospital, New York City. Since January 2005, Dr. Grodman has been a member of the board of directors, served as Chairman and currently serves as Vice Chairman of the American Clinical Laboratory Association, an industry organization comprised of the largest and most significant commercial clinical laboratories in the United States. From 1980 to 1983, Dr. Grodman attended the Kennedy School of Government at Harvard University and was a Primary Care Clinical Fellow at Massachusetts General Hospital. From 1982 to 1984, he was a medical consultant to the Metal Trades Department of the AFL-CIO. Dr. Grodman received a B.A. degree from the University of Pennsylvania in 1973 and an M.D. degree from Columbia University’s College of Physicians and Surgeons in 1977. Except for his part-time duties as Assistant Professor of Clinical Medicine and Assistant Attending Physician at Columbia University and Presbyterian Hospital, Dr. Grodman devotes all of his working time to our business. We believe that Dr. Grodman is qualified to serve on our board of directors because of his extensive medical expertise, his experience on the faculty at Columbia University College of Physicians and Surgeons, his leadership role in our industry and his knowledge of trends in the healthcare industry.

Howard Dubinett has been our Executive Vice-President and Chief Operating Officer of the Company since our formation in 1981. He became a director in April 1986. Mr. Dubinett attended Rutgers University. We believe that Mr. Dubinett is qualified to serve on our board of directors because of his extensive knowledge of and experience in our business and his knowledge of healthcare regulation.

Sam Singer has been our Chief Financial Officer since October 1987, a director since November 1989, and a Senior Vice President since 2007. Mr. Singer was the Controller for Sycomm Systems Corporation, a data processing and management consulting company, from 1981 to 1987, prior to joining us. Mr. Singer also serves on the boards of several not-for-profit institutions. He received a B.A. degree from Strayer University and an M.B.A. from Rutgers University. We believe that Mr. Singer is qualified to serve on our board of directors because of his extensive experience in financial matters, including financial reporting, and his experience with our business gained through his tenure as our Chief Financial Officer.

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Joseph Benincasa has been a director since June 2005. Mr. Benincasa currently serves as the executive director of The Actors’ Fund of America, a position he has held since 1989. The Actors’ Fund is the leading national, non-profit human services organization providing comprehensive social and health care services, employment, training and housing support to the entertainment profession. For six years, from 2000 to 2006, Mr. Benincasa served as a director of St. Peter’s University Medical Center, a major hospital in northern New Jersey. He also sits on the board of directors of Broadway Cares/Equity Fights AIDS; the National Theatre Workshop of the Handicapped; Career Transition for Dancers; the Times Square Alliance; the New York Society of Association Executives and the Somerset Patriots, a minor league baseball team. Mr. Benincasa holds a B.A. degree from St. Joseph’s University, an M. Ed. Degree from Rutgers University and also attended the Fordham University Graduate School of Business. We believe that Mr. Benincasa is qualified to serve on our board of directors because of his familiarity with healthcare issues gained through his board service at St. Peter’s University Medical Center and his extensive experience with administrative matters.

Harry Elias has been a director since March 2004. Mr. Elias commenced his employment in sales and marketing with JVC Company of America (“JVC”), a distributor of audio and video products, in 1967, subsequently being appointed as JVC’s Senior Vice President of Sales and Marketing in 1983 and as Executive Vice President of Sales and Marketing in 1990. In 1995, Mr. Elias was named as JVC’s Chief Operating Officer, a position he occupied until April 2003 when he resigned his positions upon his appointment as JVC’s “Honorable Chairman.” In January 2005, after retiring from JVC, Mr. Elias was appointed Chairman of the Board of and commenced to serve as a consultant to AKAI USA, the sole distributor in the United States of electronic products produced by AKAI, a Chinese manufacturer. Mr. Elias retired from AKAI in 2007 and currently is self-employed as a business consultant. We believe that Mr. Elias is qualified to serve on our board of directors because of the experience and skills he gained in running a large business operation.

Gary Lederman, Esq. has been a director since May 1997. He received his B.A. degree from Brooklyn College in 1954 and his J.D. degree from NYU Law School in 1957. He was manager of Locals 370, 491 and 662 of the U.F.C.W. International Union from 1961 to 1985.. During the 1970s, Mr. Lederman also served as a member of the New York Attorney General’s Consumer Fraud Advisory Committee. He is retired from the unions and has been a lecturer at Queensboro Community College in the field of insurance. He served on an institutional review board for RTL, a pharmaceutical drug testing laboratory until his retirement in February 2007. We believe that Mr. Lederman is qualified to serve on our board of directors as a result of his legal expertise, his union manager experience and responsibilities and his experience with RTL, including his involvement with health and welfare funds and his familiarity with consumer regulation and the activities of pharmaceutical companies.

John Roglieri, M.D. has been a director since September 1995. He is an Assistant Professor of Clinical Medicine at Columbia University’s College of Physicians and Surgeons and an Assistant Attending Physician at Presbyterian Hospital, New York City. Dr. Roglieri received a B.S. degree in Chemical Engineering and a B.A. degree in Applied Sciences from Lehigh University in 1960, an M.D. degree from Harvard Medical School in 1966, and a Masters degree from Columbia University’s School of Business in 1978. From 1969 until 1971, he was a Senior

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Assistant Surgeon in the U.S. Public Health Service in Washington, D.C. From 1971 until 1973 he was a Clinical and Research Fellow at Massachusetts General Hospital. From 1973 until 1975, he was director of the Robert Wood Johnson Clinical Scholars program at Columbia University. In 1975 he was appointed Vice-President, Ambulatory Services at Presbyterian Hospital, a position which he held until 1980. Since 1980, he has maintained a private practice of internal medicine at Columbia-Presbyterian Medical Center. From 1988 until 1992, he was also director of the Employee Health Service at Presbyterian Hospital. From 1992 through 1999, Dr. Roglieri was the corporate medical director of NYLCare, a managed care subsidiary of New York Life Insurance Company. Dr. Roglieri was chief medical officer of Physician WebLink, a national physician practice management company, from 1999 to 2000. Since 2001, he has been a medical director for New York Life in Manhattan. He is a member of advisory boards to several pharmaceutical companies, a member of the Editorial Advisory Board of the journals Managed Care and Seminars in Medical Practice. We believe that Dr. Roglieri is qualified to serve on our board of directors due to his extensive medical background, his role as director of the Employee Health service at Presbyterian Hospital, his role as corporate medical director of a managed care organization and the skill and expertise gained through his many other activities.

There are no family relationships between or among any directors or executive officers of the Company.

The Board of Directors recommends a vote FOR the two Class II director nominees named above.

Section 16(a) Beneficial Ownership Compliance

Based solely on a review of Forms 3 and 4 and any amendments thereto furnished to us pursuant to Rule 16a-3(e) under the Exchange Act, and representations that no Forms 5 were required, we believe that with respect to fiscal 2013, our officers, directors and beneficial owners of more than 10% of our equity timely complied with all applicable Section 16(a) filing requirements.

THE BOARD AND ITS COMMITTEES

Director Independence

The Board of Directors has determined that Messrs. Benincasa, Elias, Lederman and Dr. Roglieri are “independent” as required by the applicable listing standards of The NASDAQ Stock Market, Inc. Dr. Grodman and Messrs. Dubinett and Singer are not independent because they are Company officers. In making its determinations as to the independence of directors, the Board reviewed relationships between the Company and its directors.

Stockholder Communications with our Board of Directors

Stockholders and any other person may communicate with the Board by writing to the full Board or any individual director or any group or committee of directors, c/o Corporate

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Secretary, 481 Edward H. Ross Drive, Elmwood Park, New Jersey, 07407.

Board Meetings

The Board of Directors met four times during the fiscal year ended October 31, 2013. The Board of Directors has established the following committees – an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee met four times during fiscal 2013. The Compensation Committee met once during fiscal 2013. The Nominating Committee acted once by written consent in fiscal 2013. During fiscal 2013, each director attended at least 75% of the meetings of the Board of Directors and each committee on which such director served. The Company does not have a policy with regard to attendance by directors at annual meetings of stockholders. Our last annual meeting of stockholders was held on July 11, 2013 and five board members attended such meeting.

Committees of the Board of Directors

Audit Committee

Our Audit Committee is comprised of Gary Lederman (Chairman), Joseph Benincasa, Harry Elias and John Roglieri. The Audit Committee:

•	oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;
•

meets at least once per fiscal year with the Company’s outside auditors with respect to matters relating to the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, the Company’s application of accounting principles and the Company’s internal controls, and advises the Board of Directors with respect thereto;

•	is responsible for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor;
•	is directly responsible for the appointment, compensation, retention, oversight of the work and, where appropriate, replacement of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Audit Committee;
•	is directly responsible for the resolution of disagreements between the Company’s management and the auditor regarding financial reporting; and
•	establishes procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; (ii) confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters; and (iii) the review and oversight of all related party transactions for potential conflict of interest situations.
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The Board of Directors has determined that Gary Lederman is qualified to serve as the Company’s “audit committee financial expert” as defined in Item 407(d) of Regulation S-K promulgated by the Securities and Exchange Commission and is “independent” as independence for audit committee members is defined in the Nasdaq Listing Rules. Our Board of Directors adopted a written charter for the Audit Committee, which is available on the Company’s website at www.bioreference.com.

Compensation Committee

Our Compensation Committee is comprised of John Roglieri (Chairman), Joseph Benincasa, Harry Elias and Gary Lederman. The Compensation Committee: oversees the compensation policies and their specific application to our executive officers; prepares an annual report on executive compensation for inclusion in the Company’s Annual Report on Form 10-K and/or the Company’s proxy statement; negotiates and approves the compensation of our chief executive officer and our other executive officers; selects a peer group of companies against which to compare our compensation of our chief executive officer, if it deems such comparison necessary; monitor compensation trends and solicit independent advice when deemed appropriate; and approves, rejects or modifies incentive bonus compensation plans for our senior management, as recommended by management. Our Board of Directors adopted a written charter for the Compensation Committee, which is available on the Company’s website at www.bioreference.com.

Director compensation is considered and determined by the Company’s Board of Directors. See “Director Compensation” below.

Nominating Committee

Our Nominating Committee is comprised of Harry Elias, Joseph Benincasa, Gary Lederman and John Roglieri (Chairman). The Nominating Committee establishes criteria for the selection of directors; identifies individuals qualified to be directors; evaluates director candidates proposed by stockholders; recommends individuals to fill vacancies on the Board of Directors; and recommends nominees for director to be considered by the Board in advance of each annual meeting of stockholders. The Nominating Committee considers nominees recommended by stockholders in accordance with the procedures set forth in the Nominating Committee’s Director Nomination Process Policy. A director candidate is evaluated by the Nominating Committee before the Committee recommends that candidate to the independent members of the Board for nomination or election. The Nominating Committee generally identifies potential candidates for director by seeking referrals from management, members of the Board of Directors and other business contacts. Candidates are evaluated based upon factors such as independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board of Directors’ existing strengths. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Nominating Committee seeks to create a Board of Directors that is strong in its collective knowledge and has

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a diversity of skills and experience and diversity of backgrounds.

Stockholders wishing to nominate a candidate for director at the annual meeting of stockholders must give written notice to Nominating Committee, c/o Corporate Secretary, Bio-Reference Laboratories, Inc., 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407 by pre-paid mail or courier. The stockholder’s notice must be received by us not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding year’s annual meeting, then notice by the stockholder to be timely must be delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

To be in proper form, a stockholder’s notice to the Secretary shall be in writing and shall set forth (i) the name and address of the stockholder who intends to make the nomination(s) and of the person or persons to be nominated, (ii) the class and number of shares of the Company the stockholder holds beneficially or of record, (iii) a description of all arrangements or understandings between the stockholder, on the one hand, and each nominee or any other person or persons (naming such person or persons), on the other hand, pursuant to which the nomination or nominations are to be made by the stockholder, (iv) a description of any agreements, arrangements or understandings entered into as the date of the notice the effect of which is to mitigate loss to or manage the risk of share prices for the stockholder, (v) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding stock required to elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The chairman of the meeting may refuse to acknowledge any nomination not made in compliance with the foregoing.

Our Board of Directors adopted a written charter for the Nominating Committee, which is available on the Company’s website at www.bioreference.com.

Board Leadership Structure and Role in Risk Oversight

We have always employed a traditional board leadership model, with our Chief Executive Officer also serving as Chairman of our Board of Directors. We believe this traditional leadership structure benefits our Company. A combined Chairman/CEO role helps provide strong, unified leadership for our management team and Board of Directors. Our clients, stockholders and other business partners have always viewed our Chairman/CEO as a visionary leader in our industry, and we believe that having a single leader for the Company is good for

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our business. Accordingly, we believe a combined Chairman/CEO position is the best governance model for our Company and our stockholders.

Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk management role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board is actively involved in overseeing our risk management processes. The Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of our businesses, and the Board and management actively engage in discussion on these topics. In addition, each of the Board’s committees considers risk within its area of responsibility. For example, the Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. The Compensation Committee considers risk and structures our executive compensation programs to provide incentives to reward appropriately executives for growth without undue risk taking. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Code of Ethics

Our Board of Directors adopted a Code of Ethics For Executive Officers and Key Financial and Accounting Personnel for our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Vice President-Financial Operations and all key accounting personnel having responsibility in connection with the preparation, review or disclosure of any aspect of the Company’s financial statements or other financial information or data (the “Senior Officer Code of Ethics”). It has been designed to deter wrongdoing and to promote: honest and ethical conduct including the ethical handling of actual or apparent conflicts of interest; fair, accurate, timely and understandable disclosure in our public communications and reports filed with the Securities and Exchange Commission; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and accountability to ensure adherence to the Code of Ethics.

The Code of Ethics requires each covered person to deal ethically and honestly with the Company and to avoid business, financial or other direct or indirect interests or relationships that conflict with those of the Company or divide the covered person’s loyalty to the Company. Each covered person is required to sign an attestation of compliance with the Code of Ethics at the end of each fiscal year.

Our Board of Directors has also adopted a Corporate Integrity Program Code of Conduct (the “Corporate Integrity Code”) applicable to employees in performing their duties. The Corporate Integrity Code sets forth information and procedures for employees to report any questions, concerns, or possible violations of the Corporate Integrity Code to the Company’s

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Chief Compliance Officer, Howard Dubinett in person, through an email, voicemail, regular U.S. mail or through the Company’s toll free number, which is (866) ITS WRONG ((866) 487-9766). Each person covered by the Senior Officer Code of Ethics is required to report violations of such code promptly to their supervisor or manager or the Company’s securities counsel.

The Code of Ethics and the Corporate Integrity Code is available on the Company’s website at www.bioreference.com and will be provided in print without charge to any stockholder who submits a request in writing to Bio-Reference Laboratories, Inc., Investor Relations, 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407. Any amendment to and waivers from the Code of Ethics with respect to the Company’s Chief Executive Officer or Chief Financial Officer will be posted on the Company’s Web site.

Related Persons Transactions

Certain “related party” transactions involving related persons (excluding executive officer compensation which is determined by the Compensation Committee) are presented to, reviewed and approved by the Audit Committee. Related persons include the Company’s directors and executive officers, immediate family members of the directors and executive officers, and security holders who beneficially own five percent or more of our common stock and their respective family members. The transactions subject to such review are those transactions in which the Company was or is to be a participant and the amount involved equals or exceeds $120,000. If the related party involved in a related party transaction is a director of the Company that would normally review such a transaction or a family member of such a director, then that director will not participate in the relevant discussion and review.

Information considered in evaluating such transactions may include: the nature of the related person’s interest in the transaction; the material terms of the transaction; whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party; whether there are business reasons for the Company to enter into the transaction; whether the transaction would impair the independence of an outside director; and whether the transaction would present an improper conflict of interests for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or related party, the direct or indirect nature of the director’s, executive officer’s or related party’s interest in the transaction and the ongoing nature of any proposed relationship; and any other factors the Audit Committee deems relevant. There have been no transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the amount involved exceeded $120,000 and a related part had or will have a direct or indirect material interest.

Principal Stockholders

The following table sets forth information as of May 19, 2014 with respect to the ownership of common stock by (i) each person known by the Company to be the beneficial owner of more than 5% of its outstanding common stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all directors and executive officers as a group.

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The information regarding beneficial ownership of our common stock is presented in accordance with the rules of the SEC. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other rights. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a)(i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of share outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with the person’s spouse) with respect to all shares of common stock listed as owned by that person or entity. The address of all of the Company’s directors and executive officers is c/o the Company, 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407.

Name and Address of Beneficial Owner*	Shares of Common Stock Beneficially Owned(1)	Percentage Ownership

Marc D. Grodman(2)	2,741,800	9.90%
Howard Dubinett(3)	345,138	1.25%
Sam Singer(4)	14,132	**
Joseph Benincasa	0	0.00%
Harry Elias	0	0.00%
Gary Lederman(5)	30,400	**
John Roglieri(6)	10,000	**
Executive Officers and Directors as a group (seven persons) (2)(3)(4)(5)(6)	3,156,470	11. 41%
BlackRock, Inc. 40 East 52nd Street, New York, NY 10022 (7)	2,169,368	7.8%
Riverbridge Partners LLC 801 Nicollet Mall Suite 600, Minneapolis, MN 55402 (8)	2,072,010	7.49%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355 (9)	1,758,357	6.35%
Manulife Asset Management (US) LLC 200 Bloor Street East Ontario, Canada M4W 1E5 (10)	1,400,155	5.06%

**	Less than one (1%) percent.
(1)	Except as otherwise noted, each holder named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned.
(2)	Includes 2,296,966 shares owned directly. 32,210 of these shares are pledged as security in
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a brokerage margin account. Also includes 145,834 shares owned directly by Dr. Grodman’s wife, Pam Grodman, and 200,000 shares held in trust for the benefit of Pam Grodman, and 99,000 shares owned by their children. Dr. Grodman disclaims beneficial ownership of these 444,834 shares.
(3)	Includes 345,138 shares owned directly. All of these shares are pledged as security in a brokerage margin account.
(4)	Includes 1,000 shares owned directly and 13,132 shares owned by trusts for the benefit of Mr. Singer and his family members, of which Nancy Kelly-Singer, Mr. Singer’s wife, and Mr. Singer are co-trustees.
(5)	Includes 30,400 shares owned directly.
(6)	Includes 10,000 shares owned directly.
(7)	Black Rock, Inc. (“Black Rock”) is the beneficial owner of these 2,169,368 shares. In its Schedule 13G filing dated January 28, 2014 (as of December 31, 2012) filed with the Securities and Exchange Commission, Black Rock stated that to the best of its knowledge, these 2,169,368 shares were acquired in the ordinary course of business; were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company; and were not acquired in connection with or as a participant in any transaction having such purpose or effect.
(8)	Riverbridge Partners LLC (“Riverbridge”) is the beneficial owner of these 2,072,010 shares. In its Schedule 13G filing dated February 4, 2014 (as of December 31, 2013) filed with the Securities and Exchange Commission, Riverbridge stated that to the best of its knowledge, these 2,072,010 shares were acquired in the ordinary course of business; were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company; and were not acquired in connection with or as a participant in any transaction having such purpose or effect.
(9)	The Vanguard Group (“Vanguard”) is the beneficial owner of these 1,758,357 shares. In its Schedule 13G filing dated February 11, 2014 (as of December 31, 2013) filed with the Securities and Exchange Commission, Vanguard stated that to the best of its knowledge, these 1,758,357 shares were acquired in the ordinary course of business; were not acquired for the purpose of and do not have the effect of changing or influencing the control of the company; and were not acquired in connection with or as a participant in any transaction having such purpose or effect.
(10)	Manulife Asset Management Limited (“MAML”) is the beneficial owner of these 1,400,155 shares. In Its Schedule 13G filing dated February 13, 2014 (as of December 31, 2013) filed with the Securities and Exchange Commission, MAML stated that to the best of its knowledge, these 1,400,155 shares were acquired in the ordinary course of business; were not acquired for the purpose of and do not have the effect of changing or influencing the control of the company; and were not acquired in connection with or as a participant in any transaction having such purpose or effect.
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DIRECTOR COMPENSATION

In accordance with the Company’s bylaws, the Board of Directors fixes the compensation of directors for services in any capacity. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at such meeting or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of a committee may be allowed like compensation for attending committee meetings. Directors who are full-time employees of the Company and are compensated as such shall receive no additional compensation for serving as directors.

During fiscal 2013, each director who was not a Company employee was compensated for his services as a director with a quarterly fee of $16,250, which amount was increased to $25,000 per quarter effective as of the second quarter of 2013. In addition, Gary Lederman as chairman of the Audit Committee, was compensated with an additional quarterly fee of $4,500. For his service as chairman of both the Nominating Committee and the Compensation Committee, John Roglieri M.D., is entitled to receive additional quarterly fees of $3,000 and $2,000, respectively. No director’s fees were paid to our employee directors.

The following table sets forth the compensation paid to our directors in fiscal 2013.

Director Name	Fees Earned or paid in Cash ($)	Chairman Fees ($)		Total ($)

Joseph Benincasa	91,250	—		91,250
Harry Elias	91,250	—		91,250
Gary Lederman (a)	91,250	17,250	(a)	108,500
John Roglieri, M.D. (b)	91,250	18,750	(b)	110,000

(a)	Chairman of the Audit Committee
(b)	Chairman of the Compensation Committee and the Nominating Committee. Dr. Roglieri receives Chairman fees of $18,750 although he acts as Chairman of both the Compensation Committee and the Nominating Committee.
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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Philosophy

The objective of our compensation program for our named executive officers (“NEOs”) is to reward them for their leadership and efficiency in their areas of responsibility and for their overall contribution to the Company’s performance. Our NEOs for fiscal 2013 are Dr. Grodman, our Chairman of the Board, President and Chief Executive Officer, Mr. Dubinett, our Executive Vice President Chief Operating Officer, who is responsible for healthcare regulatory compliance and insurance matters, and Mr. Singer, our Senior Vice President, Chief Financial Officer and Chief Accounting Officer, who is responsible for all financial matters.

We seek to maintain a uniform approach in how we compensate our NEOs. Accordingly, as Dr. Grodman already owns a substantial equity interest in the Company and we believe that further equity compensation would not provide him with an effective incentive, we do not currently provide equity compensation to any of our NEOs. Our compensation program for our NEOs therefore focuses primarily on the following cash based incentives:

(i)	Annual base compensation consisting of a set annual cash amount that is subject to annual increase based upon a review of the NEO’s and the Company’s performance and increases in the Consumer Price Index; and

(ii)	Participation in the annual Senior Management Incentive Bonus Plan (“Annual Bonus Plan”), which provides cash incentives based on the level of achievement of specific performance objectives. We annually establish targets under the Annual Bonus Plan that are designed to assist in the Company’s profitability by encouraging a “team effort” that rewards participants based on the level of achievement of Company financial targets set by the Compensation Committee with no reward if minimum targets are not achieved. Annual Bonus Plan targets were achieved with respect to fiscal 2011, fiscal 2012 so that bonuses were earned and paid to our NEOs under the Annual Bonus Plan for fiscal 2011 (the “2011 Bonus Plan”), the Annual Bonus Plan for fiscal 2012 (the “2012 Bonus Plan”). Annual Bonus Plan targets were not achieved with respect to fiscal 2013, so no bonuses were paid to our NEOs under the Annual Bonus Plan for fiscal 2013 (the “2013 Bonus Plan”). See “Senior Management Incentive Bonus Plan” herein.

Advisory Vote on Executive Compensation

The Company provides its stockholders with the opportunity to cast an annual vote on executive compensation. At the 2013 Annual Meeting of Stockholders held in July 2013, 64.9% of the votes cast on the advisory vote on executive compensation proposal were in favor of our NEO compensation as described in the proxy statement for the 2013 Annual Meeting of Stockholders. The Compensation Committee reviewed these final vote results and took them into account when considering its compensation decisions for fiscal 2014. The Compensation Committee determined that given the leadership role of the NEOs in the Company’s continued

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steady performance the Company’s executive compensation program remains appropriate and no changes were necessary. However, the Compensation Committee continues to review our executive compensation program consistent with the compensation goals set forth herein and will continue to consider the outcome of the stockholder votes on the annual executive compensation proposal when making future decisions regarding our executive officers.

Process for Determining Executive Compensation

Our Compensation Committee reviews and approves the annual base compensation and other compensation of our NEOs. Our Compensation Committee also establishes and reviews the achievement of performance goals and other matters relating to the annual bonus plans. There were no changes to our executive compensation structure in fiscal 2013.

The Compensation Committee also determined that the Base Compensation paid with respect to fiscal 2013 were reasonable in relationship to the services performed, the responsibilities assumed and the results obtained, and were in the best interests of the Company.

Base Compensation

In accordance with the Grodman Contract, the Compensation Committee determined that Dr. Grodman’s base compensation be increased to $1,157,161 for fiscal 2014, which reflects a 1.8% increase based on increases in the Consumer Price Index.

Since fiscal 2008, the base compensation and the increase in base compensation in each year for Mr. Dubinett and for Mr. Singer have been identical. This is because the Compensation Committee continues to believe that Mr. Dubinett and Mr. Singer perform their duties equally well and to distinguish between them in compensation could cause the Company to lose the services of one of them. The increases in their base compensation in each of the past three fiscal years have been as follows, which reflect annual increases for each fiscal year based on increases in the Consumer Price Index.

Increases in Base Compensation for Each of

Mr. Dubinett and Mr. Singer Over the Prior Three Fiscal Years

Period	Amount ($)	Percentage Increase
Fiscal 2012	13,393	3%
Fiscal 2013	17,289	4%
Fiscal 2014	8,086	1.8%

Benefits

Our policy is to provide health benefits as well as access to our 401(k) Plan to which we contribute a maximum of $1,000 per employee each year, including our NEOs.

All senior officers of the Company, including our NEOs, are entitled to an automobile leased by the Company and access to the Company’s airplane for personal use to the extent the

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airplane is not in use for business purposes. The costs for insurance and maintenance of such automobiles are paid by the Company. All amounts reflecting the personal use of such perquisites are reported as income to them subject to tax in accordance with the Tax Code. The amounts reflecting the Company’s incremental costs for the NEO’s personal use of the Company leased automobile and the Company’s airplane are reflected in Footnote (3) to the “Summary Compensation Table” below.

Change in Control Benefits

The employment agreements with our NEOs provide for substantial severance payments to them in the event of a change in control of the Company. This provision provides an additional level of financial security for our NEOs as they may be asked to evaluate a transaction purportedly expected to maximize stockholder value while resulting in the elimination of their jobs. The severance payment provision (2.99 times the annual average of the preceding five years of compensation to the specific NEO) is designed to minimize the distraction caused by concerns over personal financial security in the context of a proposed change in control. See “Potential Payments Upon Termination or Change in Control as of October 31, 2013” below.

Senior Management Incentive Bonus Plan

The Compensation Committee adopts an Annual Bonus Plans for each year which it believes incentivizes senior management to push to achieve operating results that the Compensation Committee believes will inure to the benefit of stockholders as well as management. Each Annual Bonus Plan provides goals which the Compensation Committee believes could only be achieved through extraordinary team efforts by senior management and that are designed to incentivize senior management to operate the Company in the most efficient manner possible. In developing the Annual Bonus Plan for each year, the Compensation Committee takes into consideration the economy in general and the goals of the Company that it wished to reward, namely to improve Company margins within attainable goals for management.

The Compensation Committee has at all times sought (and continues to seek) to provide a mechanism to reward outstanding efforts that enhance stockholder value. The following is a description of the Annual Bonus Plan for fiscal 2013 (the “2013 Bonus Plan”) and fiscal 2014 (the “2014 Bonus Plan”). The Compensation Committee has adopted an Annual Bonus Plan for fiscal 2014 that is substantially similar to the 2013 Bonus Plan other than with respect to the actual levels of the performance metrics to be achieved. Any bonuses required to be paid under the provision of any Annual Bonus Plan is required to be paid to each participant on the pro-rata formula established upon the adoption of the plan and not at the discretion of the Compensation Committee.

2014 Bonus Plan

The 2014 Bonus Plan was based on two separate financial formula calculations. The first formula provided for bonuses (up to a maximum of 10% of the participant’s annual gross wages for 2014, less any bonus, auto or airplane usage expense charge-back or other unearned revenue (“2014 Wages”)) based on the level of the Company’s achievement of total operating income

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(“TOI”) as a percentage of our net revenues for fiscal 2014 as follows:

If TOI is greater than or equal to:	and less than:	Percent Bonus
12.25%	12.75%	4%
12.75%	13.25%	6%
13.25%	13.75%	8%
13.75%	N/A	10%

The second formula provided for bonuses (up to a maximum of 15% of the participant’s 2014 Wages) based on the percentage increase on a year over year basis in the Company’s operating income before interest and taxes (“OIBIT”) from fiscal 2013 to fiscal 2014, determined by subtracting the Company’s fiscal 2013 OIBIT from the Company’s fiscal 2014 OIBIT and dividing the difference by the Company’s OIBIT for fiscal 2013 to determine the percentage of change (“2014 PC”), as follows:

If 2014 PC is greater than or equal to:	and less than:	Percent Bonus
25.00%	30.00%	6%
30.00%	35.00%	9%
35.00%	40.00%	12%
40.00%	N/A	15%

2013 Bonus Plan

The 2013 Bonus Plan was based on two separate financial formula calculations. The first formula provided for bonuses (up to a maximum of 10% of the participant’s annual gross wages for 2013, less any bonus, auto or airplane usage expense charge-back or other unearned revenue (“2013 Wages”)) based on the level of the Company’s achievement of TOI as a percentage of our net revenues for fiscal 2013 as follows:

If TOI is greater than or equal to:	and less than:	Bonus equal to the following percentage of the participant’s 2013 wages:
12.25%	12.75%	4%
12.75%	13.25%	6%
13.25%	13.75%	8%
13.75%	N/A	10%

The second formula provided for bonuses (up to a maximum of 15% of the participant’s 2013 Wages) based on the percentage increase on a year over year basis in the Company’s operating income before OIBIT from fiscal 2012 to fiscal 2013, determined by subtracting the Company’s fiscal 2012 OIBIT from the Company’s fiscal 2013 OIBIT and dividing the difference by the Company’s OIBIT for fiscal 2012 to determine the percentage of change (“2013 PC”), as follows:

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1 If 2013 PC is greater than:	and less than:	Bonus equal to the following percentage of the participant’s 2013 Wages:
25.00%	30.00%	6%
30.00%	35.00%	9%
35.00%	40.00%	12%
40.00%	N/A	15%

Actual results under the 2013 Bonus Plan were as follows:

		Bonus equal to the following percentage of the participant’s 2013 Wages:
TOI as a percentage of our net revenues for fiscal 2013	11.46%	0%
2013 PC	7.67%	0%
Total Bonus Percentage	—	0%

 Tax Compliance Policy

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation in excess of $1,000,000 paid for any fiscal year to a corporation’s chief executive officer and to the three other most highly compensated executive officers in office as of the end of the fiscal year, other than the chief financial officer. The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. However, stockholder interests may at times be best served by not restricting the Compensation Committee’s discretion and flexibility in developing compensation programs, even though the programs may result in non-deductible compensation expenses. Accordingly, the Compensation Committee may from time to time approve elements of compensation for certain officers that are not fully deductible.

Compensation Committee Report

The members of the Company’s Compensation Committee hereby state:

We have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the Company’s management, and based on such review and discussions, we have recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

By	John Roglieri, M.D., Chairman
Joseph Benincasa
Harry Elias
Gary Lederman
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Summary Compensation Table

The table below summarizes the total compensation paid or accrued by us with respect to the fiscal years ended October 31, 2011, 2012 and 2013 to our named executive officers (“NEOs”). Our NEOs for fiscal 2013 are Marc D. Goodman, our Chairman of the Board, President and Chief Executive Officer; Howard Dubinett, our Executive Vice President and Chief Operating Officer; and Sam Singer, our Senior Vice President, Chief Financial Officer and Chief Accounting Officer. This table does not include any amount for our group life, health, hospitalization or medical reimbursement plans, if any, as such benefits do not discriminate in scope, terms or operation, in favor of any or our officers, senior management members or directors, and are generally available to all salaried employees.

Name and Principal Position	Fiscal Year	Salary($)	Bonus ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total($)
Marc D. Grodman, M.D., Chairman of our Board, President and Chief Executive Officer	2013	1,136,700	70,000	0	233,832	1,444,532
	2012	1,092,933	70,000	131,152	245,359	1,539,444
	2011	1,059,044	1,321,241	63,543	229,638	2,673,466

Howard Dubinett, Executive Vice President and Chief Operating Officer	2013	449,911	0	0	45,685	494,885
	2012	431,911	100,000	51,829	42,474	626,214
	2011	418,518	0	25,111	45,044	488,673

Sam Singer, Senior Vice President, Chief Financial Officer and Chief Accounting Officer	2013	449,200	0	0	47,145	496,345
	2012	431,911	300,000	51,829	48,998	832,738
	2011	418,518	110,000	25,111	45,087	598,716

(1) The amounts shown in this column for fiscal 2013 represent with respect to Dr. Grodman, a cash bonus of $70,000 paid in connection with his payment of the premium costs for an insurance policy owned by the Company insuring the life of Dr. Grodman pursuant to an Endorsement Split-Dollar Insurance Agreement among the Company, Dr. Grodman and an Insurance Trust established by Dr. Grodman (“Premium Payments”). The amounts shown in this column for fiscal 2012 represent (i) with respect to Dr. Grodman, a cash bonus of $70,000 paid in connection with his payment of the premium costs for an insurance policy owned by the Company insuring the life of Dr. Grodman pursuant to an Endorsement Split-Dollar Insurance

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Agreement among the Company, Dr. Grodman and an Insurance Trust established by Dr. Goodman (“Premium Payments”); and (ii) with respect to Mr. Singer and Mr. Dubinett, a one-time cash bonus for their entering into new employment contracts during the year. The amounts shown in this column for fiscal 2011 represent (i) with respect to Dr. Grodman, cash bonuses of $1,202,241 and $119,000 paid in connection with his payment of Premium Payments; and (ii) with respect to Mr. Singer, a one-time cash bonus for his activity in the collection of $6.7 million sales tax refund from the State of New Jersey.

(2) The amounts shown in this column represent amounts earned under the Senior Management Incentive Bonus Plan adopted by the Compensation Committee for the applicable fiscal year. No payments were made to NEOs pursuant to the 2013 Senior Management Incentive Bonus Plan.

(3) The amounts in the “All Other Compensation” column for fiscal 2013 are detailed below.

Name	Personal Use of Company Leased Automobile ($)(a)	Personal Use of Company Airplane ($)(a)	Life Insurance Premium ($)(b)	401(k) Plan Contribution ($)	Total ($)
Marc D. Grodman	27,247	5,585	200,000	1,000	233,832
Howard Dubinett	19,685	0	25,000	1,000	45,685
Sam Singer	21,145	2,080	25,000	1,000	47,145

(a)	Represents our aggregate incremental costs for personal use of a Company leased automobile or the Company’s aircraft, as applicable.
(b)	See “Split Dollar Life Insurance” below.

Grants of Plan-Based Awards

This table provides information regarding awards granted to our NEOs under the 2013 Senior Management Incentive Bonus Plan.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Threshold ($)	Maximum ($)
Marc D. Grodman, M.D.	45,468	170,505
Howard Dubinett	17,968	67,380
Sam Singer	17,968	67,380

(1) The amounts represent the range of annual cash incentive awards the NEO was potentially entitled to receive based on the achievement of the performance goals for fiscal 2013 under the 2013 Senior Management Incentive Bonus Plan. These cash incentive awards were granted with no specified target level, as defined under SEC Regulation S-K, rule 402(d).

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by our NEOs on October 31, 2013.

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Option Exercises and Stock Vested

During fiscal 2013 no options to purchase our common stock were exercised by our NEOs and no shares of our common stock held by our NEOs became vested.

Pension Benefits

We do not maintain any pension benefit plans for our NEOs.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans for our NEOs.

Employment Agreements with NEOs

On December 31, 2010, the Company executed an employment agreement with Dr. Grodman (the “Grodman Contract”), employing him as President and Chief Executive Officer through October 31, 2017. The Grodman Contract is automatically renewable for one additional two year period subject to the right of either party to elect not to renew at least four months prior thereto. The Grodman Contract provides Dr. Grodman with a minimum annual base compensation of $1,059,044, subject to annual percentage increases based on the Consumer Price Index as well as to increases at the discretion of the Compensation Committee. Dr. Grodman’s minimum annual base compensation for fiscal 2012 as determined by the Compensation Committee was $1,092,933 and for fiscal 2013 is $1,136,700. Under the Grodman Contract we agreed to lease and insure an automobile for his benefit and agreed to provide him with access for personal use our airplane, which use will be taxable to him. The Grodman Contract also provides Dr. Grodman with participation rights in any fringe benefit and bonus plans available to the Company’s employees to the extent determined by the Compensation Committee. The Grodman Contract provides that in the event of Dr. Grodman’s total disability we may continue to employ him and compensate him at his then current base compensation for the month the disability occurs and a period of 36 months thereafter followed by an unpaid 3 month period, following which his employment will terminate unless we grant an additional leave of absence. If Dr. Grodman incurs a partial disability then his base compensation will be equitably adjusted based on the time he is able to devote to the Company. In the event of Dr. Grodman’s termination due to his death, the Company will pay his estate a death benefit equal to 24 times his monthly base compensation in effect at the date of his death, paid over 24 months. Under the Grodman Contract we may terminate Dr. Grodman’s employment for “Cause” and Dr. Grodman has the right to terminate his employment for “Good Reason”. If he terminates for Good Reason he will be entitled to continuation of his base compensation and employee benefits through the end of the period he otherwise would have been employed under the Grodman Contract.

“Cause” is defined in the Grodman Contact to mean: any act or acts of dishonesty by Dr. Grodman constituting criminal acts resulting or intending to result directly or indirectly in his gain or personal enrichment at our expense; his commission of a crime involving fraud,

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embezzlement or theft; or his material breach of the Grodman Contract. “Good Reason” is defined in the Grodman Contract to mean: a material diminution of Dr. Grodman’s base compensation; a material diminution in his authority, duties or responsibilities; a material diminution of the authority, duties or responsibilities of any supervisor he reports to; a material diminution in the budget over which he retains authority; a material change in the geographic location at which he provides services; or any other action or inaction that constitutes a material breach by us of the Grodman Contract.

In the event of a Change in Control of the Company, Dr. Grodman can elect to terminate his employment by providing written notice within 30 days following the Change in Control, with a termination date effective at the earlier of 45 days after the Change in Control or the next to last day of the calendar year in which the Change in Control occurs. In that event, he will be entitled to be paid a lump sum severance payment equal to 2.99 times the average of the annual compensation paid to him by the Company for the five calendar years preceding the earlier of the calendar year in which the Change of Control occurred or the calendar year of the date of termination, reduced by the amount of any other payment or the value of any other benefit received or to be received by him in connection with the termination of his employment or contingent on a Change in Control that are not deductible by us pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the “Tax Code”). “Change in Control” is defined in the Grodman Contact to mean a “change in effective control” or a “change in the ownership of a substantial portion of a corporation’s assets” as such terms are defined under Section 409A of the Tax Code, and means either the acquisition within 12 months by a person or group of ownership of 30% or more of the total voting power of our stock; the replacement of a majority of the member’s of our Board of Directors during any 12 month period by directors not endorsed prior to their appointment or election by a majority of the Board of Directors; or the acquisition by a person or group within 12 months of our assets with a total gross fair market value equal to more than 40% of the total gross fair market value of our assets prior to such acquisition.

Dr. Grodman is also subject to certain non-competition restrictions preventing him from competing with the Company after termination of his employment. Such restrictions will run for one year from the date of his termination, other than following a termination by him for Good Reason in which case they will continue until the greater of one year from the date of termination or ½ of the period remaining from the date of termination through October 31, 2017.

Pursuant to the Grodman Contract, the Company agreed to transfer to an Insurance Trust (the “1999 Trust”) established by Dr. Grodman, an insurance policy (“Policy A”) owned by the Company insuring the life of Dr. Grodman pursuant to an Endorsement Split-Dollar Insurance Agreement (“Split-Dollar Agreement No. 1”) among the Company, Dr. Grodman and the 1999 Trust, by paying a $1,202,411 bonus (the “Initial Bonus”) to Dr. Grodman, which is equal to the amount of the premiums paid by the Company on Policy A through the date of the Grodman Contract. Split-Dollar Agreement No. 1 required the Company to pay the annual premiums on Policy A and provided that in the event of Dr. Grodman’s death while serving as a full time Company employee, the Company would receive that amount out of the policy death proceeds equal to its “interest in the policy” (i.e. the greater of the premiums it had paid on the policy or the policy cash value at the date of death) and the balance of the death proceeds would be paid to Dr. Grodman’s designated beneficiaries. Pursuant to the Grodman Contract, Split-Dollar

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Agreement No. 1 was terminated and in a “book entry” transaction, the Initial Bonus was “paid” to Dr. Grodman who in turn “transferred” the Initial Bonus amount to the 1999 Trust which in turn “repaid” the Initial Bonus amount back to the Company. The Company then, in accordance with Split-Dollar Agreement No. 1, transferred ownership of Policy A to the 1999 Trust. To facilitate these transactions, the parties agreed that the actual monetary funds did not need to change hands but agreed to treat the transactions appropriately for tax and accounting purposes. The Company also agreed to pay bonuses to Dr. Grodman of $119,000 in 2011, $70,000 in 2012 and $70,000 in 2013 unless his employment was terminated for “Cause” prior to a payment. These three bonuses were equal in amount to the remaining premiums payable on Policy A. The Company will expense the Initial Bonus ratably over the term of the New Contract. If Dr. Grodman’s employment is terminated for “Cause”, he is obligated to pay back the unexpended portion of the Initial Bonus back to the Company.

The Company also agreed to obtain a second insurance policy, a second-to-die policy (“Policy B”) insuring the lives of Dr. Grodman and his wife. Policy B will be owned by the Company pursuant to a second Endorsement Split-Dollar Insurance Agreement (“Split-Dollar Agreement No. 2”) among the Company, Dr. Grodman and an Insurance Trust established by Dr. Grodman. Policy B provides for seven years of annual premiums of approximately $200,000 each, to be paid by the Company unless Dr. Grodman’s employment is terminated for “Cause.” At Dr. Grodman’s death, if his wife survives him, or in the event his employment is terminated for “Cause”, Dr. Grodman’s estate or Dr. Grodman, as the case may be, will cause the premiums paid by the Company under Policy B up to said date, to be paid back to the Company and the Company will transfer ownership of Policy B to Dr. Grodman’s estate, or to Dr. Grodman, as the case may be. If Dr. Grodman survives his wife, and assuming his employment has not been terminated for “Cause,” at his death, the Company will be paid the greater of the premiums it paid on Policy B or the Policy B cash value out of the death proceeds and Dr. Grodman’s estate will be paid the balance of the death proceeds, provided, however, that if Dr. Grodman survives his wife and assuming his employment has not been terminated for “Cause,” at his wife’s death, Dr Grodman or his designee shall have the option, exercisable within 90 days of her death, to purchase Policy B from the Company for the greater of the premiums paid or the cash value at the date of her death.

Mr. Singer

On June 14, 2012, effective February 1, 2012, the Company executed a new employment agreement with Mr. Singer (the “Singer Contract”), employing him as Senior Vice President, Chief Financial Officer and Chief Accounting Officer through January 31, 2015. The Singer Contract replaced Mr. Singer’s employment agreement that expired January 31, 2012. Mr. Singer’s minimum annual base compensation under the Singer Contract is $431,911 subject to increases based on increases in the Consumer Price Index as well as to increases at the discretion of the Compensation Committee. The Singer Contract provides for the leasing of an automobile for his use and participation in fringe benefit, bonus, pension, profit sharing, and similar plans maintained for the Company’s employees. In consideration for his entering into the Singer Contract, the company paid Mr. Singer a sign-on bonus in the amount of $300,000 subject to a pro rata claw-back provision in the event Mr. Singer is terminated for “cause” or if he resigns prior to the earlier of a “change of control” or January 31, 2015. In the event of Mr. Singer’s total

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disability we may continue to employ him and compensate him at his then current base compensation for the month the disability occurs and a period of 12 months thereafter followed by an unpaid 3 month period, following which his employment will terminate unless we grant an additional leave of absence. If Mr. Singer incurs a partial disability then his base compensation will be equitably adjusted based on the time he is able to devote to the Company. In the event of Mr. Singer’s termination due to his death, we will continue to pay his beneficiary his base salary for 12 months. Under the Singer Contract we may terminate Mr. Singer’s employment for “Cause” and Mr. Singer has the right to terminate for “Good Reason”. If he terminates for Good Reason he will be entitled, subject to his execution of a release, to continuation of his base compensation and employee benefits through the end of the employment period he otherwise would have been employed under his employment agreement. In the event of termination due to a Change in Control of the Company, Mr. Singer will be entitled to the same severance payment described above for Dr. Grodman. Mr. Singer’s agreement does not contain non-competition restrictions.

“Cause” is defined in Mr. Singer’s employment agreement to mean: an act or acts of dishonesty by Mr. Singer constituting criminal acts resulting or intended to result directly or indirectly in his gain or personal enrichment at our expense; his commission of a crime involving fraud, embezzlement or theft against us; or his engaging in competition with us. Good Reason and Change in Control under Mr. Singer’s employment agreement has the same meanings as provided in the Grodman Contract.

Mr. Dubinett

On June 14, 2012, effective February 1, 2012 the Company executed an employment agreement with Mr. Dubinett’s (the “Dubinett Contract”), employing him as Executive Vice President and Chief Operating Officer through January 31, 2015. The Dubinett Contract replaced Mr. Dubinett’s employment agreement with us that expired on October 31, 2011. The Dubinett Contract is substantially identical with the Singer Contract except that Mr. Dubinett’s sign-on bonus was $100,000.

Potential Payments Upon Termination or Change in Control as of October 31, 2013

The following table sets out the estimated payments that would have been paid to each of our NEOs upon termination of employment due to death, for Good Reason or following a Change in Control in accordance with their employment agreements as described above as in effect, and in each case assuming such termination had occurred, as of October 31, 2013. We have calculated these estimated payments to meet SEC disclosure requirements. The estimated payments are not necessarily indicative of the actual amounts any of our NEOs would receive in such circumstances. The table excludes compensation amounts accrued through October 31, 2013 that would be paid in the normal course of continued employment, such as accrued but unpaid base compensation, and vested account balances under our retirement plans that are generally available to all of our salaried employees.

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	Base Compensation Continuation/ Lump Sum ($) (a)	Benefits Continuation ($) (b)	Total ($)
Marc D. Grodman, M.D.
Good Reason	5,683,500	12,217	5,695,717
Death	2,273,400	0	2,273,400
Change in Control	3,398,733	0	3,398,733
Howard Dubinett
Good Reason	1,010,700	5,169	1,015,869
Death	449,200	0	449,200
Change in Control	1,343,108	0	1,343,108
Sam Singer
Good Reason	1,010,700	5,169	982,564
Death	449,200	0	449,200
Change in Control	1,343,108	0	1,343,108

(a) For a Good Reason termination this payment reflects a continuation of base compensation through the end of period the NEO otherwise would have been employed under his employment agreement.  For death this payment reflects a continuation of base compensation for 24 months in the case of Dr. Grodman and 12 months in the case of Messrs. Dubinett and Singer. For Change in Control this payment reflects an amount equal to 2.99 times the NEOs five-year average compensation, without reduction.

(b) For a Good Reason termination this payment reflects our estimated costs for a continuation of the NEOs benefits under our medical plan through the end of period the NEO otherwise would have been employed under his employment agreement.

Split-Dollar Life Insurance

We have established split-dollar life insurance programs for each of our NEOs under which we are entitled to receive the net cash surrender value of the policies.  We have entered into Endorsement Split-Dollar Life Insurance Agreements with each of the NEOs pursuant to which we have agreed to continue to pay the annual premiums on the policies during the period of the NEO’s full-time employment by the Company ($200,000 under Dr. Grodman’s policy and $25,000 each under Messrs. Dubinett’s and Singer’s policies). In the case of Dr. Grodman, the insurance policy is a second-to-die policy on the lives of Dr. Grodman and his wife. In the event of an NEO’s death while serving as a full-time employee of the Company, we will be entitled to receive that amount of the death proceeds equal to our interest in the policy (the aggregate amount of premiums paid by the Company with respect to the policy less the amount of any loans, if any, from the Insurer to the Company against the cash value or policy proceeds, and less the aggregate amount of any premiums paid by the NEO to the Company in reimbursement of

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premiums paid by the Company) and the balance of the death proceeds will be paid to the NEO’s designated beneficiaries. The premiums paid by the Company on such policies are approximately $250,000 at October 31, 2013. As of such date the aggregate net cash surrender value of the three policies was approximately $1,165,000 and is recorded on the books of the Company at such value.

Compensation Committee Interlocks and Insider Participation

During fiscal 2013, the members of the Company’s Compensation Committee were:

John Roglieri, M.D., Chairman

Joseph Benincasa

Harry Elias

Gary Lederman

No member of the Compensation Committee was an officer or employee of the Company in fiscal 2013 or was formerly an officer of the Company.

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ADVISORY VOTE ON EXECUTIVE COMPENSATION (Proposal Two)

Section 14A of the Exchange Act enables stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our three NEOs (defined as “say on pay”) as disclosed in the Compensation Discussion and Analysis and accompanying executive compensation tables and narrative in this proxy statement. We are asking stockholders to indicate their support for our NEOs compensation as described in this proxy statement by voting “FOR” the following resolution:

Resolved, that the stockholders of the Company approve, on an advisory basis, the compensation paid to the Company’s three Named Executive Officers, as disclosed in the Company’s Proxy Statement relating to the 2014 Annual Meeting of Stockholders.

This is an advisory vote. We conduct an advisory vote to approve the compensation of our three NEOs annually. The next stockholder vote to approve executive compensation will take place at the Company’s 2015 annual meeting. The vote is not intended to address an specific item of compensation, but rather the overall compensation of our three NEOs and the executive compensation policies and practices described in this proxy statement. However, the Board of Directors and the Compensation Committee (which is comprised of independent directors) expect to take into account the outcome of this vote when considering future executive compensation decisions, in conjunction with such other factors as the Board and Compensation Committee consider appropriate. Stockholders are encouraged to read the Company’s disclosure pertaining to executive compensation, including the “Compensation Discussion and Analysis” section of this proxy statement, the accompanying compensation tables and the related narrative disclosure in this proxy statement.

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the resolution approving the Company’s compensation for its three Named Executive Officers. Proxies given without instructions will be voted FOR approval of this resolution.

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AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. It is the responsibility of the Company’s independent auditors to perform an independent audit of and express an opinion on the Company’s financial statements. The Audit Committee’s responsibility is one of review and oversight. In fulfilling its oversight responsibilities:

(1) The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements.

(2) The Audit Committee has discussed with MSPC, Certified Public Accountants and Advisors, A Professional Corporation (“MSPC”), the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, “Codification of Statements on Auditing Standards, AU § 380,” as modified or supplemented.

(3) The Audit Committee has received the written disclosures and the letter from MSPC required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with MSPC MSPC’s independence.

(4) Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013, as filed with the SEC.

Each Audit Committee member is independent, as defined in the Rules of The NASDAQ Stock Market, Inc.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting, auditing, or auditor independence. However, the Board of Directors has determined that Gary Lederman is qualified to serve as the “audit committee financial expert” of the Company as defined in Item 407(d) of Regulation S-K promulgated by the SEC. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management.

Audit Committee

Gary Lederman, Chairman
Joseph Benincasa, Member
Harry Elias, Member
John Roglieri, Member
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AUDITORS

The Company has selected MSPC, Certified Public Accountants and Advisors, A Professional Corporation (“MSPC”) as our independent registered public accounting firm for the fiscal year ended October 31, 2013 and 2012. MSPC and its predecessor firm have been our auditors since 1988. Representatives of such firm are not expected to be present at the meeting.

Fees and Services of MSPC

	2013	2012
Audit Fees	$288,000	$376,000
Audit-Related Fees	$90,000	$40,000
Tax Fees	$49,000	$15,000
All Other Fees	$0	$0
Total Fees	$427,000	$430,000

Audit Fees

MSPC billed us approximately $288,000 for professional services rendered in connection with the audit of our annual financial statements for the fiscal year ended October 31, 2013 and the review of the financial statements included in our quarterly reports on Form 10-Q for such fiscal year compared to approximately $376,000 in billings for such services for the fiscal year ended October 31, 2012. In addition, MSPC billed us approximately $9,000 in fiscal 2013 for its audit of our 401(k) Plan for calendar year 2012 as compared to approximately $29,000 of such fees in fiscal 2012 with respect to calendar year 2011.

Audit-Related Fees

MSPC billed us approximately $90,000 during fiscal 2013 and approximately $40,000 during fiscal 2012 for Sarbanes-Oxley (“SOX”) related audit fees.

Tax Fees

MSPC billed us approximately $49,000 for tax services for fiscal 2013 and approximately $15,000 for tax services for fiscal 2012.

All Other Fees

No fees were billed to us by MSPC with respect to fiscal 2013 or fiscal 2012 other than for services described in Item 14 (1), (2) and (3) herein.

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Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approved each material non-audit engagement for services performed by the Company’s independent auditors in fiscal 2013. Prior to pre-approving any such non-audit engagement or service, it is the Audit Committee’s practice to first gather information regarding the requested engagement or service in order to enable the Committee to assess the impact of the engagement or service on the auditor’s independence.

The Audit Committee has considered whether the provision of tax return preparation and other professional services to the Company by MSPC is compatible with such firm maintaining its independence and has concluded that such firm is independent with respect to the Company in its role as the Company’s principal accountant and auditor.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of our shares of common stock, your broker, bank or other nominee may deliver only one copy of the Notice of Internet Availability of Proxy Materials (and this proxy statement and our 2013 Annual Report, if you have elected to receive paper copies) to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials (and of this proxy statement and our 2013 Annual Report, if applicable) to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request in writing to American Stock Transfer and Trust Company, Proxy Fulfillment Services, 6201 15th Avenue, Brooklyn, NY 11219, or by calling (888) 776-9962. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address in the future.

Deadline for Submission of Stockholder Proposals for 2015 Annual Meeting

In order to be included in the Company’s proxy statement relating to the 2015 annual meeting of stockholders (expected to be held in July 2015), any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices on or before January 28, 2015. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time.

Stockholders intending to present a proposal at the 2015 annual meeting but not to include the proposal in Company’s proxy statement must provide notice to the Company of such proposal on or before April 28, 2015. In addition, the Nominating Committee of our Board of Directors has adopted a Director Nominations Process Policy, which provides notice procedures for stockholders to nominate a person as a director. Notice of a nomination or proposal must be delivered to us not less than 90 days and not more than 120 days prior to the date of the

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preceding year’s annual meeting of stockholders, or not more than 10 days from the public announcement of the meeting if the meeting in the event the date of the meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date. Accordingly, for our 2015 Annual Meeting, notice of a nomination must be delivered to us no later than April 11, 2015 and no earlier than March 12, 2015. Nominations also must satisfy other requirements set forth in the Director Nominations Process Policy. If a stockholder fails to comply with the forgoing notice provision or with certain additional procedural requirements under SEC rules with respect to nominations and proposals, the Company will have authority to vote shares under proxies we solicit when and if the nomination or stockholder proposal is raised at the annual meeting of stockholders and, to the extent permitted by law, on any other business that may properly come before the annual meeting of stockholders and any adjournments or postponements. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

OTHER MATTERS

Management knows of no other matters to be brought before the Meeting. However, in the event that any other matters properly come before the Meeting, the persons named in the proxy will vote said proxy in accordance with their judgment in said matters.

The information presented in this proxy statement under the captions “Compensation Committee Report” and “Audit Committee Report” will not be deemed to be “soliciting material” or filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, and nothing contained in any previous filings made by the Company under such captions shall be interpreted as incorporating by reference the information presented under said specified captions.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•	If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Bio-Reference Laboratories, Inc., 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407, to inform us of their request; or
•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.
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Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the Securities and Exchange Commission. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s Web site, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the Securities and Exchange Commission.

Any requests for copies of reports or other filings with the SEC should be directed to Bio-Reference Laboratories, Inc., 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407, Attn: Investor Relations.

By Order of the Board of Directors

Marc D. Grodman, M.D., Chairman of the Board,
President and Chief Executive Officer

Elmwood Park, New Jersey

May 28, 2014

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BIO-REFERENCE LABORATORIES, INC.
Revocable Proxy Solicited on Behalf of the Board of Directors
Annual Meeting of Stockholders – July 10, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of BIO-REFERENCE LABORATORIES, INC. (the “Company”) hereby appoints Marc D. Grodman, M.D. and Howard Dubinett or either of them, as proxy or proxies of the undersigned, with full power of substitution, to vote, in the name, place and stead of the undersigned, with all of the powers which the undersigned would possess if personally present, on behalf of the undersigned, all the shares which the undersigned is entitled to vote at the annual meeting of the stockholders of BIO-REFERENCE LABORATORIES, INC. to be held at 9:00 A.M. (local time) on Thursday, July 10, 2014 at the Sheraton Crossroads Hotel, Crossroads Corporate Center, One International Boulevard, Route 17 North, Mahwah, New Jersey 07495-0001 and at any and all adjournments thereof. The undersigned directs that this proxy be voted as follows:

(Continued and to be signed on the reverse side)

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ANNUAL MEETING OF STOCKHOLDERS OF
BIO-REFERENCE LABORATORIES, INC.

July 10, 2014

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report to Shareholders
are available at http://www.astproxyportal.com/ast/00755/

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

” Please detach along perforated line and mail in the envelope provided.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL TWO.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	To elect two Class II directors, each to serve for a term of three years and until his successor is elected and qualified (Proposal One)	2.

Resolved, that the stockholders of the Company approve, on an advisory basis, the compensation paid to the Company’s three Named Executive Officers, as disclosed in the Company’s Proxy Statement relating to the 2014 Annual Meeting of Stockholders (Proposal Two)

			FOR ☐	AGAINST ☐	ABSTAIN ☐
		The Board of Directors recommends a vote FOR Proposals One and Two. UNLESS OTHERWISE SPECIFIED AS ABOVE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS (PROPOSAL ONE) AND "FOR" THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (PROPOSAL TWO). IN ADDITION, DISCRETIONARY AUTHORITY IS CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.